                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY


                                VOTING AGREEMENT

      VOTING AGREEMENT (this "Agreement") dated as of January 9, 2005, among ALLTEL Corporation, a corporation organized under the laws of the State of Delaware ("Parent"), and each person listed on the signature page hereof as a shareholder (each, a "Shareholder" and, collectively, the "Shareholders").

                                    RECITALS

      A. Western Wireless Corporation is a corporation organized under the laws of the State of Washington (the "Company"). Each Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Class A Common Stock, no par value per share, of the Company (the "Class A Common Stock") and of Class B Common Stock, no par value per share, of the Company (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") set forth opposite such Shareholder's name on Schedule A hereto (such shares of Common Stock, together with all other shares of capital stock of the Company acquired by any Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

      B. Concurrently with the execution and delivery of this Agreement, Parent, Wigeon Acquisition LLC, a limited liability company organized under the laws of the State of Washington ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of the Company with and into Merger Sub, with Merger Sub surviving the Merger (the "Merger") upon the terms and subject to the conditions set forth therein.

      C. As a condition to entering into the Merger Agreement, Parent has required that the Shareholders enter into this Agreement, and the Shareholders desire to enter into this Agreement to induce Parent to enter into the Merger Agreement.

      D. The Board of Directors of the Company has taken all actions so that the restrictions contained in the Company's articles of incorporation and the Washington Business Corporation Act (the "WBCA") applicable to a "significant business transaction" (as defined in Section 23B.19 of the WBCA) will not apply to the execution, delivery or performance of this Agreement or the Merger Agreement, or to the consummation of the Merger, this Agreement and the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Representations and Warranties of Each Shareholder.

      Each Shareholder, jointly and severally, represents and warrants to Parent as follows:

            (a) Authority. Such Shareholder, if not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable). Such Shareholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). If such Shareholder is married and the Subject Shares of such Shareholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such Subject Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such spouse in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). If such Shareholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (b) No Conflicts. (i) No filing by any Shareholder with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by any Shareholder and the consummation by any Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Shareholders, the consummation by any Shareholder of the transactions contemplated hereby or compliance by any Shareholder with any of the provisions hereof shall (A) if such shareholder is not an individual, conflict with or result in any breach of the organizational documents of any Shareholder, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which any Shareholder is a party or by which any Shareholder or any of its Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent any Shareholder from performing its obligations under this Agreement.

            (c) The Subject Shares. Schedule A sets forth, opposite each Shareholder's name, the number of Subject Shares over which such Shareholder has record or beneficial ownership as of the date hereof. As of the date hereof, each Shareholder is the record or beneficial owner of the Subject Shares denoted as being



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
owned by such Shareholder on Schedule A (or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of such Subject Shares) and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A, no Shareholder nor any controlled affiliate of a Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. Each Shareholder has good and valid title to the Subject Shares denoted as being owned by such Shareholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent any Shareholder from performing its obligations under this Agreement.

            (d) Reliance By Parent. Such Shareholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

            (e) Litigation. As of the date hereof, there is no action, proceeding or investigation pending or threatened against such Shareholder that questions the validity of this Agreement or any action taken or to be taken by such Shareholder in connection with this Agreement.

      2. Representations and Warranties of Parent.

      Parent hereby represents and warrants to the Shareholders as follows:

            (a) Due Organization, etc. Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            (b) Conflicts. (i) No filing by Parent with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of Parent, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, loan or credit agreement, note, bond,



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
mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not prevent Parent from performing its obligations under this Agreement.

            (c) Reliance by the Shareholders. Parent understands and acknowledges that the Shareholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Parent.

      3. Covenants of Each Shareholder.

      Until the termination of this Agreement in accordance with Section 5, each Shareholder, in its capacity as such, agrees as follows:

            (a) At the Company Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Company Meeting upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought , each Shareholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) (i) in favor of the approval of the Merger and the approval and adoption of the Merger Agreement; and (ii) except with the written consent of Parent, against any Company Alternative Proposal. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Shareholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

            (b) Each Shareholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any person if such Transfer or agreement, option or other arrangement would result in the Shareholder's inability to perform his or her obligations under Section 3(a) hereof, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than the Company proxy card in connection with the Company Meeting if and to the extent such proxy is consistent with the Shareholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement. Each Shareholder further agrees not to commit or agree to take any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

            (c) Such Shareholder shall not, nor shall such Shareholder permit any controlled affiliate of such Shareholder to, nor shall such Shareholder act in concert with


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or permit any controlled affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock intended to facilitate any Company Alternative Proposal or to cause shareholders of the Company not to vote to approve and adopt the Merger Agreement. Such Shareholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Shareholder not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any person, other than Parent, relating to any Company Alternative Proposal. Each Shareholder hereby represents that, as of the date hereof, it is not engaged in discussions or negotiations with any party other than Parent with respect to any Company Alternative Proposal.

      4. Shareholder Capacity.

      No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. Each Shareholder is entering into this Agreement solely in his or her capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein shall limit or affect any actions taken by a Shareholder in his or her capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement or following the termination of the Merger Agreement.

      5. Termination.

      This Agreement shall terminate (i) upon the earlier of (A) the approval and adoption of the Merger Agreement at the Company Meeting, (B) provided that the Company Meeting shall have concluded, the failure of the shareholders of the Company to approve and adopt the Merger Agreement at the Company Meeting, and
(C) the termination of the Merger Agreement, or (ii) at any time upon notice by Parent to the Shareholders. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, Section 6 and Sections 10 through 22, inclusive, of this Agreement shall survive the termination of this Agreement.

      6. Appraisal Rights.

      To the extent permitted by applicable law, each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.



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
      7. Publication.

      Each Shareholder hereby authorizes Parent and the Company to publish and disclose in the Proxy Statement and the Registration Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

      8. Affiliate Letters.

      Each Shareholder agrees to execute an affiliate agreement in substantially the form attached as Exhibit B to the Merger Agreement, as soon as practicable after the date hereof.

      9. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to any principles or rules of conflicts of laws thereof.

      10. Jurisdiction; Waiver of Jury Trial.

            (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the courts of the State of Delaware or the United States District Court for the District of Delaware (each, a "Delaware Court"),
(ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum, and
(iii) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

            (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

      11. Specific Performance.

      Each Shareholder acknowledges and agrees that (i) the covenants, obligations and agreements of such Shareholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) Parent is and will be relying on such covenants in connection



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
with entering into the Merger Agreement and the performance of its obligations under the Merger Agreement, and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law. Therefore, each Shareholder agrees that Parent shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Shareholder from committing any violation of such covenants, obligations or agreements.

      12. Amendment, Waivers, Etc.

      Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent and the Shareholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

      13. Assignment; No Third Party Beneficiaries.

      This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided, however, that Parent may, in its sole discretion, assign or transfer all or any of its rights under this Agreement to Merger Sub or any direct or indirect wholly-owned subsidiary of Parent; provided that any such assignment shall not relieve Parent of its obligations hereunder. This Agreement shall be binding upon the respective heirs, legal representatives and permitted transferees of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, legal representatives and permitted transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

      14. Notices.

      All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:



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
            If to Parent, to:

            ALLTEL Corporation
            One Allied Drive
            Little Rock, Arkansas  72202
            Attention: Chief Executive Officer
            (with a copy to the Corporate Secretary)
            Telecopy:  (501) 905-5444

      If to any Shareholder, at the address set forth under such Shareholder's name on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith, with copies to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52(nd) Street
            New York, New York 10019
            Telecopy: (212) 403-2000
            Attention:  Daniel A. Neff
                        Mark Gordon

            and

            Friedman, Kaplan, Seiler, Adelman LLP
            1633 Broadway
            New York, New York 10019
            Telecopy: (212) 833-1250
            Attention: Barry A. Adelman
                       Gregg S. Lerner

      15. Severability.

      If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      16. Integration.

      This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.



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
      17. Mutual Drafting.

      Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      18. Section Headings.

      The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      19. Counterparts.

      This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      20. Acknowledgement.

      The parties hereto acknowledge and agree that this Agreement is entered into in accordance with the provisions of Section 23B.07.310 of the Business Corporation Act of the State of Washington.

      21. Capitalized Terms.

      For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

      22. Definitions.

      References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a governmental body or authority.

                            [SIGNATURE PAGE FOLLOWS]



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
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                                    ALLTEL CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                       -----------------------------------------
                                       Name: John. W. Stanton


                                       -----------------------------------------
                                       Name: Theresa E. Gillespie

                                    STANTON FAMILY TRUST

                                    By:
                                       -----------------------------------------
                                       Name: John W. Stanton
                                       Title: Trustee

                                    PN CELLULAR, INC.


                                    By:
                                       -----------------------------------------
                                       Name: John W. Stanton
                                       Title: Chief Executive Officer

                                    STANTON COMMUNICATIONS
                                    CORPORPATION

                                    By:
                                       -----------------------------------------
                                       Name: John W. Stanton
                                       Title: Chief Executive Officer



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
                                                                      Schedule A

                                  SHAREHOLDERS

                            Class A Common     Class B Common
     Shareholder                 Stock             Stock              Total
     -----------                 -----             -----              -----
John W. Stanton and
Theresa E. Gillespie(1)       4,420,919          3,025,668          7,446,587
  3650 131st Ave,
  S.E., Suite 400
  Bellevue,
  Washington 98006

Stanton Family Trust                  0             64,437             64,437
  3650 131st Ave,
  S.E., Suite 400
  Bellevue,
  Washington 98006

PN Cellular, Inc.               869,880          1,686,069          2,555,949
  3650 131st Ave,
  S.E., Suite 400
  Bellevue,
  Washington 98006

Stanton
Communications
Corporation                     576,859          1,274,519          1,851,378
  3650 131st Ave,
  S.E., Suite 400
  Bellevue,
  Washington 98006
                              ---------         ---------          ----------
Total                         5,867,658         6,050,693          11,918,351



------------
      (1) Theresa E. Gillespie and John W. Stanton also hold options to purchase 165,320 and 1,335 shares of Class A Common Stock, respectively.



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